As filed with the Securities and Exchange Commission on April 1, 2019

Registration No. 333-___

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

NovaBay Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	68-0454536
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 1150

Emeryville, CA 94608

(510) 899-8800

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Justin Hall

Interim President and Chief Executive Officer

2000 Powell Street, Suite 1150

Emeryville, CA 94608

(510) 899-8800

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

Abby E. Brown, Esq.

Squire Patton Boggs (US) LLP

2550 M Street, NW

Washington, DC 20037

(202) 457-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)(2)	Amount to be Registered		Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, par value $0.01 per share	2,618,285	(4)	$1.20	$3,141,942	$381
Common Stock, par value $0.01 per share	150,000	(5)	$1.20	$180,000	$22
TOTAL	2,768,285		$1.20	$3,321,942	$403

(1)

The shares of our common stock being registered hereunder are being registered for sale by the selling security holders named in the prospectus. Under Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered in this registration statement as a result of any stock splits, stock dividends or other similar events.

(2)

As of April 1, 2019, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $3.3 million, based on 17,239,304 shares of outstanding common stock, of which approximately 5,300,972 shares are held by non-affiliates, and a per share price of $1.88, based on the closing sale price of our common stock on January 31, 2019. As of the date hereof, excluding the securities to be sold in this offering, we have not sold any of our common stock pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof.

(3)

The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act, using the average of the high and low prices of NovaBay Pharmaceuticals, Inc.’s (the “Company”) common stock as reported on the NYSE American on March 29, 2019, a date within five business days prior to the filing of this Registration Statement.

(4)

Consists of up to 2,618,285 shares of common stock of the Company, par value $0.01 per share (“Common Stock”), to be sold to Triton Funds LP under the Common Stock Purchase Agreement, dated March 29, 2019, by and between NovaBay Pharmaceuticals, Inc. and Triton Funds LP.

(5)	Consists of 150,000 shares of Common Stock issued to Triton Funds LLC under the letter agreement, dated March 29, 2019, by and between NovaBay Pharmaceuticals, Inc. and Triton Funds LLC.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 1, 2019

PROSPECTUS

2,768,285 Shares of Common Stock

This Prospectus relates to the resale of up to: (1) 2,618,285 shares of NovaBay Pharmaceuticals Inc.’s (the “Company”) common stock, par value $0.01 per share (the “Common Stock”), issuable to Triton Funds LP, a Delaware limited partnership (“Triton LP”) pursuant to a Common Stock Purchase Agreement (the “Purchase Agreement”) by and between the Company and Triton LP, dated March 29, 2019 and (2) 150,000 shares of Common Stock issued to Triton Funds, LLC, an affiliate of Triton LP (“Triton LLC”, collectively with Triton LP, the “Selling Stockholders”), pursuant to the letter agreement (the “Letter Agreement”) by and between the Company and Triton LLC, dated March 29, 2019.

The Purchase Agreement permits the Company to sell to Triton LP up to $3,000,000 of Common Stock at 90% of the lowest trading price of the Common Stock during the five trading days prior to the applicable closing date when the Company exercises its put option for such sale(s), until December 31, 2019 or until $3,000,000 of such Common Stock have been sold to Triton LP. The Selling Stockholders may sell all or a portion of the Common Stock being offered pursuant to this Prospectus at the prevailing market prices at the time of sale or at negotiated prices. We will not receive any proceeds from the sale of shares of the Common Stock by the Selling Stockholders. However, we will receive proceeds from the sale of shares of Common Stock pursuant to the Company’s right to sell Common Stock to Triton LP, but we will not receive proceeds from the shares of Common Stock issued to Triton LLC.

The total amount of shares of Common Stock which may be sold pursuant to this Prospectus would constitute approximately 13.9% of the Company’s issued and outstanding Common Stock as of April 1, 2019, assuming that the Company had issued all the 2,618,285 shares to Triton LP.

Each of the Selling Stockholders is deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The Company’s Common Stock is subject to quotation on the NYSE American under the symbol “NBY.” On March 29, 2019, the last reported sales price for the Company’s Common Stock was $1.20 per share. We urge prospective purchasers to obtain current information about the market prices of the Common Stock. We will pay for expenses of this offering, except that the Selling Stockholders will pay any broker discounts or commissions or equivalent expenses and expenses of their legal counsel applicable to the sale of their shares.

The prices at which the Selling Stockholders may sell the shares of Common Stock in this Offering will be determined by the prevailing market price for the shares of Common Stock or in negotiated transactions.

As of April 1, 2019, the aggregate market value of our outstanding Common Stock held by non-affiliates was approximately $3.3 million, based on 17,239,304 shares of outstanding Common Stock, of which approximately 5,300,972 shares are held by non-affiliates, and a per share price of $1.88, based on the closing sale price of our Common Stock on January 31, 2019. As of the date hereof, excluding the securities to be sold in this offering, we have not sold any of our Common Stock pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described under the caption “Risk Factors” on page 4. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April , 2019.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	i
PROSPECTUS SUMMARY	2
RISK FACTORS	4
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	4
USE OF PROCEEDS	4
DETERMINATION OF THE OFFERING PRICE	5
DILUTION	5
SELLING SECURITY HOLDERS	6
PLAN OF DISTRIBUTION	7
DESCRIPTION OF CAPITAL STOCK	8
LEGAL MATTERS	10
EXPERTS	10
WHERE YOU CAN FIND MORE INFORMATION	10
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	11

About This Prospectus

You should rely only on the information we have provided or incorporated by reference into this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

The Selling Stockholders are offering the securities only in jurisdictions where such issuances are permitted. The distribution of this prospectus and the issuance of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), under which the Selling Stockholders may offer from time to time up to an aggregate of 2,768,285 shares of our common stock in one or more offerings. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. We may also use a prospectus supplement and any related free writing prospectus to add, update or change any of the information contained in this prospectus or in documents we have incorporated by reference. This prospectus, together with any applicable prospectus supplements, any related free writing prospectuses and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Incorporation of Certain Information by Reference.”

Unless the context indicates otherwise in this prospectus, the terms “NovaBay,” the “Company,” “we,” “our” or “us” in this prospectus refer to NovaBay Pharmaceuticals, Inc.

i

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Each of the risk factors could adversely affect our business, operating results and financial conditions, as well as adversely affect the value of an investment in our securities.

Overview

NovaBay Pharmaceuticals, Inc. is a medical device company predominately focused on eye care. We are currently focused primarily on commercializing Avenova®, a prescription product sold in the United States for cleansing and removing foreign material including microorganisms and debris from skin around the eye, including the eyelid.

Avenova is an eye care product formulated with our proprietary, stable and pure form of hypochlorous acid. Avenova has proven in laboratory testing to have broad antimicrobial properties as a preservative in solution as it removes foreign material including microorganisms and debris from the skin on the eyelids and lashes without burning or stinging.

Our overall business strategy remains the same since November 2015, when we restructured our business to focus our resources on growing sales of Avenova in the United States. However, the Company recently announced a refocus to strategically shift its commercialization strategy to focus on high performing territories and territories identified as having significant prescription volume potential along with favorable health plan coverage while continuing to focus on contracting with additional mail-order pharmacies as channel partners. Our current three-part business strategy is comprised of: (1) focusing our resources on growing the U.S. commercial sales of Avenova, including implementation of a new sales and marketing strategy intended to increase product margin and profitability; (2) maintaining low expenses and continuing to optimize sales force efficiency, including strategic geographical reach and efforts directed to maintain and increase insurance reimbursement for Avenova; and (3) seeking additional sources of revenue through partnering, divesting and/or other means of monetizing non-core assets in urology, dermatology, and wound care.

Pursuant to our business strategy, we have developed additional products containing our proprietary, stable and pure form of hypochlorous acid, including NeutroPhase® for the wound care market and CelleRx® for the dermatology market. Since the launch of NeutroPhase in 2013, we have established U.S. distribution partners and an international distribution partner in China. We currently do not sell or distribute CelleRx, although we are looking into several distribution possibilities.

Avenova, NeutroPhase, and CelleRx are medical devices cleared by the U.S. Food and Drug Administration ("FDA") under the Food and Drug Administration Act Section 510(k). The products are intended for use under the supervision of healthcare professionals for the cleansing and removal of foreign material, including microorganisms and debris. For wound treatment, NeutroPhase® is also intended for use under the supervision of healthcare professionals for moistening absorbent wound dressings and cleansing minor cuts, minor burns, superficial abrasions and minor irritations of the skin. It is also intended for moistening and debriding acute and chronic dermal lesions.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including our most recent Annual Report on Form 10-K as described under the caption “Incorporation of Certain Information by Reference.”

Company Information

The Company was incorporated under the laws of the State of California on January 19, 2000, as NovaCal Pharmaceuticals, Inc. It had no operations until July 1, 2002, on which date it acquired all of the operating assets of NovaCal Pharmaceuticals, LLC, a California limited liability company. In February 2007, it changed its name from NovaCal Pharmaceuticals, Inc. to NovaBay Pharmaceuticals, Inc. In June 2010, the Company changed the state in which it is incorporated, which we refer to as the “Reincorporation” and is now incorporated under the laws of the State of Delaware.

Our corporate address is 2000 Powell Street, Suite 1150, Emeryville, CA  94608, and our telephone number is (510) 899-8800.  Our website address is www.novabay.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus. Our website address is included in this document as an inactive textual reference only.

The Offering

Common Stock offered by Selling Stockholders

This Prospectus relates to the resale of up to 2,618,285 shares of our Common Stock issuable to Triton LP pursuant to the Purchase Agreement and 150,000 shares of our Common Stock issued to Triton LLC under the Letter Agreement.

Common Stock outstanding before the Offering	17,239,304 shares of Common Stock as of the date of this Prospectus.

Common Stock outstanding after the Offering	19,857,589 shares of Common Stock (1)

Terms of the Offering

The Selling Stockholders will determine when and how they will sell the Common Stock offered in this Prospectus, subject, in Triton LP’s case, to the Company’s exercise of its put option. The prices at which the Selling Stockholders may sell the Common Stock in this Offering will be determined by the prevailing market price for the Common Stock or in negotiated transactions.

Termination of the Offering	The Offering will conclude on December 31, 2019 or upon such time as all of the Common Stock has been sold pursuant to the Registration Statement.

Trading Market	Our Common Stock is subject to quotation on the NYSE American under the symbol “NBY.”

Use of proceeds

The Company is not selling any shares of the Common Stock covered by this Prospectus. As such, we will not receive any of the offering proceeds from the registration of the shares of Common Stock covered by this Prospectus. See “Use of Proceeds.”

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of his/her/its entire investment. See “Risk Factors.”

(1) This total reflects the number of shares of Common Stock that will be outstanding assuming that 2,618,285 shares of our Common Stock are, in fact, issued and sold to Triton LP under the Purchase Agreement.

RISK FACTORS

Investing in our common stock involves a high degree of risk.  Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering.

The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

Special NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

We discuss in greater detail many of these risks under the heading “Risk Factors” contained in any applicable prospectus supplement or free writing prospectuses we may authorize for use in connection with a specific offering, and in our most recent annual report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.  You should read this prospectus, any applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our Common Stock by the Selling Stockholders and we will not receive proceeds from the shares of Common Stock issued to Triton LLC. However, we will receive proceeds from the sale of shares of Common Stock pursuant to the Company’s right to sell Common Stock to Triton LP. We will use these proceeds for general corporate and working capital purposes, including selling, general and administrative expenses.

We will pay for expenses of this offering, except that the Selling Stockholders will pay any broker discounts or commissions or equivalent expenses and expenses of their legal counsel applicable to the sale of their shares.

DETERMINATION OF THE OFFERING PRICE

The Selling Stockholders may sell their shares on the NYSE American or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market price, or at negotiated prices. We will not receive any proceeds from the sale of Common Stock by the Selling Stockholders.

DILUTION

The resale of our Common Stock will have a dilutive impact on the purchasers in this offering.

Purchase Agreement with Triton LP

On March 29, 2019, we entered into the Purchase Agreement with Triton LP. Pursuant to the terms of the Purchase Agreement, Triton LP, an institutional investor, committed to purchase up to $3,000,000 of our Common Stock until December 31, 2019 or until $3,000,000 of Common Stock have been sold to Triton LP. The Company may deliver a purchase notice to Triton LP which states the number of shares of Common Stock that the Company intends to require Triton LP to purchase from us on a date specified in such notice. The purchase price per share to be paid by Triton LP will be 90% of the lowest trading price of the Common Stock during the five trading days prior to the applicable closing date. As a result, the lower our stock price is at the time we exercise our put option, the more shares of our Common Stock we will have to issue to Triton LP pursuant to the Purchase Agreement.

In connection with the Purchase Agreement, we also entered into a Registration Rights Agreement, dated March 29, 2019, with Triton LP, pursuant to which we agreed to use our best efforts to file with the Securities and Exchange Commission a registration statement, covering the resale of up to 3,000,000 shares of our Common Stock underlying the Purchase Agreement, by April 5, 2019. Additionally, pursuant to the terms and conditions of the Letter Agreement, we agreed to register for resale 150,000 shares of Common Stock issued to Triton LLC.

The shares being offered pursuant to this Prospectus would represent approximately 13.9% of the shares issued and outstanding as of April 1, 2019, assuming that the Company had issued all the 2,618,285 shares to Triton LP. The number of shares of Common Stock subject to any purchase notice, plus any shares of Common Stock then owned by Triton LP, shall not exceed a beneficial ownership limitation of 9.99% outstanding immediately after giving effect to the issuance of shares of Common Stock issuable pursuant to a purchase notice.

At an assumed purchase price of $0.954 (equal to 90% of the lowest trading price of our Common Stock of $1.06 on March 28, 2019), we will receive approximately $2,443,441 in net proceeds (after deduction of approximately $54,403 in offering expenses), assuming the sale of all 2,618,285 shares of our Common Stock pursuant to the Purchase Agreement with Triton LP. We will not receive any proceeds from the sale of the 150,000 shares of common stock issued to Triton LLC.

Dilution

Existing stockholders of our Common Stock in the offering will experience an immediate increase in the net tangible book value per share of our Common Stock. Our net tangible book value as of  December 31, 2018, was approximately $4,953,807, or $0.29 per share of our Common Stock (based upon 17,089,304 shares of our Common Stock outstanding on December 31, 2018). Net tangible book value per share is equal to our total net tangible book value, which is our total tangible assets less our total liabilities divided by the number of shares of our outstanding Common Stock. Increase per share equals the difference between the amount per share paid by purchasers of shares of Common Stock in the rights offering and the net tangible book value per share of our Common Stock immediately after the rights offering.

Based on the aggregate offering of a maximum of 2,618,285 shares and an assumed purchase price of $1.20 (equal to the average of the high and low prices of our Common Stock on March 29, 2019) and the application of the estimated $2,443,441 of net proceeds from the offering, our pro forma net tangible book value as of December 31, 2018, net of offering expenses of approximately $54,403, would be $7,397,248 or $0.37 per share. This represents an immediate increase in net tangible book value to existing stockholders of $0.08 per share and an immediate dilution of $0.83 to purchasers in this offering, as illustrated in the following table:

Assumed purchase price per share in this offering	$1.20
Net tangible book value per share as of December 31, 2018	$0.29
Increase in net tangible book value per share attributable to this offering	$0.08
Adjusted net tangible book value per share as of December 31, 2018, after giving effect to the offering	$0.37
Dilution per share in this offering	$0.83

The Company has the right, but not the obligation, to sell shares of our Common Stock to Triton LP under the Purchase Agreement and Triton LP will, in turn, sell such shares to investors in the market at the market price. This may cause our stock price to decline, which will require us to issue increasing numbers of Common Stock to Triton LP to raise the same amount of funds, as our stock price declines.

The proceeds received from any Common Stock issued to Triton LP under the Purchase Agreement will be used for general corporate and working capital purposes, including selling, general and administrative expenses.

SELLING SECURITY HOLDERS

This Prospectus relates to the resale of up to 2,618,285 shares of Common Stock issuable to Triton LP and 150,000 shares of Common Stock issued to Triton LLC. Assuming the Company exercises our put option with Triton LP, Triton LP may offer and sell, from time to time, any or all of the 2,618,285 shares of our Common Stock, or Triton LLC may offer and sell, from time to time, any or all of the 150,000 shares issued to Triton LLC under the Purchase Agreement and Letter Agreement, respectively.

The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock by the Selling Stockholders as of  April 1, 2019 and the number of shares of our Common Stock being offered pursuant to this Prospectus. Unless otherwise indicated in the footnotes to the table below, we believe that each Selling Stockholder will have sole voting and investment powers over its shares.

Because the Selling Stockholders may offer and sell all or only some portion of the 2,768,285 shares of our Common Stock being offered pursuant to this Prospectus, the numbers in the table below representing the amount and percentage of these shares of our Common Stock that will be held by the Selling Stockholders upon termination of the offering are only estimates based on the assumptions that, in the case of Triton LP, the Company exercises our put option, and for both of the Selling Stockholders that they will sell all of their shares of our Common Stock being offered in the offering.

Name of Selling Stockholder	Shares Owned by Selling Stockholders before the Offering(1)	Total Shares Offered in the Offering	Number of Shares to Be Owned by Selling Stockholders After the Offering and Percent of Total Issued and Outstanding Shares(1)

Triton Funds LP(3)(4)	0	2,618,285	0
Triton Funds, LLC(3)(4)	150,000	150,000	0

(1)

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of Common Stock. Shares of Common Stock subject to options and warrants currently exercisable, or exercisable within 60 days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.

(2)

We have assumed that in the case of Triton LP, the Company exercises our put option, and for both of the Selling Stockholders that they will sell all of their shares of our Common Stock being offered in the offering.

(3)	Yash Thukral, Sam Yaffa, and Nathan Yee have the voting and dispositive power over the shares prospectively to be owned by Triton Funds LP and the shares held by Triton LLC.
(4)	As of April 1, 2019, Triton LP held 0 shares of our Common Stock pursuant to the Purchase Agreement and Triton LLC held 150,000 shares issued under the Letter Agreement.

The Selling Stockholders have not held any position or office, or other material relationship with us or any of our affiliates over the past three years.

To our knowledge, the Selling Stockholders are not broker-dealers or affiliates of a broker-dealer. We may require the Selling Stockholders to suspend the sales of the shares of our Common Stock being offered pursuant to this Prospectus upon the occurrence of any event that makes any statement in this Prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

PLAN OF DISTRIBUTION

This Prospectus relates to the resale of up to 2,618,285 shares of Common Stock issuable to Triton LP pursuant to the Company’s right to sell Common Stock to Triton LP under the Purchase Agreement. The Purchase Agreement permits the Company to sell up to $3,000,000 in shares of our Common Stock to Triton LP at 90% of the lowest trading price of the Common Stock during the five trading days prior to the applicable closing date when the Company exercises its put option for such sale(s), until December 31, 2019 or until $3,000,000 of Common Stock have been called. Additionally, pursuant to the terms and conditions of the Letter Agreement, we are registering for resale 150,000 shares of common stock issued to Triton LLC.

At an assumed purchase price under the Purchase Agreement of $0.954 (equal to 90% of the lowest trading price of our Common Stock of $1.06 on March 28, 2019), we will be able to receive up to approximately $2,443,441 in net proceeds (after deduction of approximately $54,403 in offering expenses), assuming the sale of the entire 2,618,285 shares of Common Stock being registered hereunder pursuant to the Purchase Agreement. As of April 1, 2019, the Company is limited in the amount it may register on this Form S-3 to 2,768,285 shares of Common Stock under the rules of the Securities and Exchange Commission. At an assumed purchase price of $0.954 (equal to 90% of the lowest trading price of our Common Stock of $1.06 on March 28, 2019) under the Purchase Agreement, we would be required to register 526,369 additional shares to obtain the $3,000,000 under the Purchase Agreement. Due to the floating offering price, we are not able to determine the exact number of shares that we will issue under the Purchase Agreement.

The Selling Stockholders may, from time to time, sell any or all of their shares of Common Stock on any market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal;
●	facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for their account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this Prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

Triton LP and Triton LLC are underwriters within the meaning of the Securities Act and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We are required to pay certain fees and expenses incurred by us incident to the registration of the securities.

The Selling Stockholders will be subject to the Prospectus delivery requirements of the Securities Act, including Rule 172 thereunder.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the Common Stock by the Selling Stockholders or any other person. We will make copies of this Prospectus available to the Selling Stockholders and will inform them of the need to deliver a copy of this Prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 50,000,000 shares of common stock, $0.01 par value per share, and 5,000,000 shares of preferred stock, $0.01 par value per share. A description of material terms and provisions of our amended and restated certificate of incorporation and bylaws affecting the rights of holders of our capital stock is set forth below. The description is intended as a summary and is qualified in its entirety by reference to our amended and restated certificate of incorporation and the bylaws. As of April 1, 2019, we had 17,239,304 shares of Company common stock outstanding, and no shares of preferred stock outstanding.

On December 18, 2015, we effected a 1-for-25 reverse stock split and 25 shares of our outstanding common stock decreased to one share of common stock. Similarly, the number of shares of common stock issuable upon the exercise of outstanding stock options or warrants, or upon the vesting of outstanding restricted stock units, decreased on a 1-for-25 basis and the exercise price of each outstanding option and warrant increased proportionately.

 Common Stock

Dividend rights. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our Common Stock are entitled to receive dividends out of funds legally available if our Board of Directors (the “Board”), in its discretion, determines to issue dividends and then only at the times and in the amounts that our Board may determine.

Voting rights. Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Our amended and restated certificate of incorporation does not provide for the right of stockholders to cumulate votes for the election of directors. Our amended and restated certificate of incorporation establishes a classified Board, divided into three classes with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

No preemptive or similar rights. Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of our preferred stock that we may designate and issue in the future.

Right to receive liquidation distributions. Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to holders of our common stock are distributable ratably among the holders of our common stock, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of our preferred stock.

The rights of the holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any preferred stock that we may designate and issue in the future.

Anti-takeover effects of provisions of our certificate of incorporation and bylaws and Delaware law

Amended and restated certificate of incorporation and bylaws. Our amended and restated certificate of incorporation provides that our Board is divided into three classes with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because holders of our common stock do not have cumulative voting rights in the election of directors, stockholders holding a majority of the shares of common stock outstanding are able to elect all of our directors. Our Board is able to elect a director to fill a vacancy created by the expansion of the Board or due to the resignation or departure of an existing board member. Our amended and restated certificate of incorporation and bylaws also provide that all stockholder actions must be effected at a duly called meeting of stockholders and not by written consent, and that only the Board pursuant to a resolution adopted by a majority of the total number of authorized directors may call a special meeting of stockholders. In addition, our bylaws include a requirement for the advance notice of nominations for election to the Board or for proposing matters that can be acted upon at a stockholders’ meeting. Our amended and restated certificate of incorporation provides for the ability of the Board to issue, without stockholder approval, up to 5,000,000 shares of preferred stock with terms set by the Board, which rights could be senior to those of our common stock. Our amended and restated certificate of incorporation and bylaws also provides that approval of at least 66-2/3% of the shares entitled to vote at an election of directors will be required to adopt, amend or repeal our bylaws, or repeal the provisions of our amended and restated certificate of incorporation regarding the election of directors and the inability of stockholders to take action by written consent in lieu of a meeting.

The foregoing provisions make it difficult for minority holders of our common stock to replace our Board. In addition, the authorization of undesignated preferred stock makes it possible for our Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company.

 Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents some Delaware corporations from engaging, under some circumstances, in a business combination, which includes a merger or sale of at least 10% of the corporation’s assets with any interested stockholder, meaning a stockholder who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of the corporation’s outstanding voting stock, unless:

●	the transaction is approved by the Board prior to the time that the interested stockholder became an interested stockholder;

●

upon consummation of the transaction which resulted in the stockholder’s becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

●

at or subsequent to such time that the stockholder became an interested stockholder, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We do not plan to “opt out” of these provisions. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

 Transfer Agent and Registrar

Computershare Shareholder Services, Inc., located in El Segundo, California, Los Angeles County, is the transfer agent and registrar for our common stock in the United States and Computershare Investor Services, Inc., located in Toronto, Ontario, Canada, is the co-transfer agent and registrar for our common stock in Canada. The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement related to that series.

Listing on the NYSE American

Our common stock is listed on the NYSE American under the symbol “NBY.” The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the NYSE American or any securities market or other exchange of the preferred stock covered by such prospectus supplement.

LEGAL MATTERS

Certain legal matters with respect to the validity of the issuance of the securities offered hereby will be passed upon by our counsel, Squire Patton Boggs (US) LLP, Washington, DC.

EXPERTS

The consolidated financial statements of NovaBay appearing in its Annual Report on Form 10-K for the year ended December 31, 2018, have been audited by OUM & Co. LLP, independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy, information statements and other information regarding issuers at http://www.sec.gov.

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at http://www.novabay.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to "incorporate by reference" the information we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. We incorporate by reference the following documents that have been filed with the SEC (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and all exhibits related to such items):

●	our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 29, 2019;

●	our Current Reports on Form 8-K, filed with the SEC on March 1, 2019; March 11, 2019; March 28, 2019 and April 1, 2019; and

●	the description of our common stock in our registration statement on Form 8-A filed with the SEC on August 29, 2007, as updated by our Current Report on Form 8-K filed with the SEC on June 29, 2010.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus modifies or replaces such information. We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities made by this prospectus, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will provide, upon written or oral request, without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information incorporated herein by reference (exclusive of exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request in writing or orally a copy of these filings, at no cost, by writing or telephoning us at the following address:

NovaBay Pharmaceuticals, Inc.

2000 Powell Street, Suite 1550

Emeryville, CA  94608

(510) 899-8800

Attn:  Corporate Secretary

2,768,285 Shares of Common Stock

Prospectus

April   , 2019

Neither we nor the Selling Stockholders have authorized any dealer, salesperson or other person to give any information or to make any representations not contained in this prospectus or any prospectus supplement. You must not rely on any unauthorized information. This prospectus is not an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. The information in this prospectus is current as of the date of this prospectus. You should not assume that this prospectus is accurate as of any other date.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses, other than the underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities being registered.

Amount
SEC registration fee	$403
Accounting fees and expenses	7,000
Legal fees and expenses	40,000
Transfer agent and registrar fees and expenses	2,000
Printing and miscellaneous fees and expenses	5,000

Total	$54,403

Item 15.     Indemnification of Directors and Officers

The Registrant’s amended and restated certificate of incorporation provides that the liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Registrant shall be eliminated to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Under the Delaware General Corporation Law, no director will be personally liable to the Registrant or the Registrant’s stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

●	for any breach of the duty of loyalty to the Registrant or the Registrant’s stockholders;

●	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●	for unlawful payment of dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law; and

●	for any transaction from which the director derived an improper personal benefit.

The Registrant’s amended and restated bylaws provide that:

●	the Registrant is required to indemnify the Registrant’s directors and executive officers to the fullest extent not prohibited by Delaware law, subject to limited exceptions;

●	the Registrant may indemnify the Registrant’s other employees and agents as set forth in the Delaware General Corporation Law;

●

the Registrant is required to advance expenses to the Registrant’s directors and executive officers as incurred in connection with legal proceedings against them for which they may be indemnified, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification; and

●	the rights conferred in the amended and restated bylaws are not exclusive.

The Registrant has entered into indemnification agreements with each of the Registrant’s directors and executive officers that require the Registrant to indemnify these persons all direct and indirect costs of any type or nature whatsoever, including attorney’s fees, witness fees, and other out-of-pocket costs of whatever nature, incurred by the director or officer in any action or proceeding, whether actual, pending or threatened, subject to certain limitations, to which any of these people may be made a party by reason of the fact that he or she is or was a director or an executive officer of the Registrant or is or was serving or at any time serves at the request of the Registrant as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

The Registrant has purchased insurance on behalf of any person who is or was a director or officer of the Registrant against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

Item 16.     Exhibits

Exhibit Number
3.1

Amended and Restated Certificate of Incorporation of NovaBay Pharmaceuticals, Inc., a Delaware corporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, as filed with the SEC on March 21, 2018)

3.2

Certificate of Amendment to Amended and Restated Certificate of Incorporation of NovaBay Pharmaceuticals, Inc., a Delaware corporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, as filed with the SEC on June 4, 2018)

3.3

Bylaws of NovaBay Pharmaceuticals, Inc., a Delaware corporation (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K, as filed with the SEC on June 29, 2010 (SEC File No. 001-33678))

4.1	Reference is made to Exhibits 3.1, 3.2 and 3.3
4.2

Specimen Common Stock Certificate (incorporated by reference to the exhibit of the same description from the Company’s registration statement of Form S-1 initially filed with the SEC on February 14, 2007 (SEC File No. 333-140714))

5.1	Opinion of Squire Patton Boggs (US) LLP
10.1

Common Stock Purchase Agreement, dated March 29, 2019, by and between NovaBay Pharmaceuticals, Inc. and Triton Funds LP (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, as filed with the SEC on April 1, 2019)

10.2

Registration Rights Agreement, dated March 29, 2019, by and between NovaBay Pharmaceuticals, Inc. and Triton Funds LP (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K, as filed with the SEC on April 1, 2019)

10.3

Letter Agreement, dated March 29, 2019, by and between NovaBay Pharmaceuticals, Inc. and Triton Funds LLC (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K, as filed with the SEC on April 1, 2019)

23.1	Consent of OUM & Co. LLP
23.2	Consent of Squire Patton Boggs (US) LLP (included in Exhibit 5.1)
24.1	Power of Attorney (Included on the signature page hereto)

* Filed herewith.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)        The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a posteffective amendment will be filed to set forth the terms of such offering.

(h)(3)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(j)         The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on April 1, 2019.

NOVABAY PHARMACEUTICALS, INC.

/s/ Justin Hall
Justin Hall
Interim President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors does hereby constitute and appoint Justin Hall and Jason Raleigh, and each of them, or their substitute or substitutes, as his or her true and lawful attorneys-in-fact and agents, with full power and authority to do any and all acts and things and to execute and file or cause to be filed any and all instruments, documents or exhibits which said attorneys and agents, or any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement and to any and all instruments, documents or exhibits filed as part of or in conjunction with this registration statement or amendments or supplements thereof, with the powers of substitution and revocation, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, or their substitute or substitutes, shall lawfully do or cause to be done by virtue hereof. In witness whereof, each of the undersigned has executed this Power of Attorney as of the dates indicated below.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Justin Hall	Interim President and Chief Executive Officer	April 1, 2019
Justin Hall	(principal executive officer)

/s/ Jason Raleigh	Interim Chief Financial Officer	April 1, 2019
Jason Raleigh	(principal financial officer)

/s/ Paul E. Freiman	Chairman of the Board	April 1, 2019
Paul E. Freiman

/s/ Xinzhou Li (Paul Li)	Director	April 1, 2019
Xinzhou Li (Paul Li)

/s/ Yanbin Liu (Lawrence Liu)	Director	April 1, 2019
Yanbin Liu (Lawrence Liu)

/s/ Yonghao Ma, Ph.D (Carl Ma)	Director	April 1, 2019
Yonghao Ma, Ph.D (Carl Ma)

/s/ Gail J. Maderis	Director	April 1, 2019
Gail J. Maderis

/s/ Mark M. Sieczkarek	Director	April 1, 2019
Mark M. Sieczkarek

/s/ Mijia Wu (Bob Wu)	Director	April 1, 2019
Mijia Wu (Bob Wu)

/s/ Todd Zavodnick	Director	April 1, 2019
Todd Zavodnick